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                                                              EXHIBIT 3.8(b)

                                     BYLAWS
                                       OF

                           BIGGS MANUFACTURING, INC.

                                   ARTICLE I

                                    OFFICES

         The principal office of the Corporation in the State of Arizona shall be located in the City of Tempe, County of Maricopa. The Corporation may have such other offices, either within or without the State of Arizona, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

         2.1 ANNUAL MEETING. The annual meeting of the Stockholders shall be held on the 15th in the month of January in each year, beginning with the year 1992, at the hour of 10:00 o'clock A.M., or such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arizona, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as conveniently may be held.

         2.2 SPECIAL MEETINGS. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by Statute, may be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.

         2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Arizona, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Arizona, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Arizona.

         2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by at the direction of the President, or


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the Secretary, or the Officer or other persons calling the meeting, to each
Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at this address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         2.5 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than fifty days and, in case of a meeting of Stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         2.6 VOTING RECORD. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the Stockholders entitled to vote at each meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting for the purpose thereof.

         2.7 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

         2.8 PROXIES. At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such Proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


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         2.9      VOTING OF SHARES. Subject to the provision of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders.

         2.10 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by such Officer, agent or proxy as the By-laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other Corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation, if a majority of the shares entitled to vote for the election of Directors of such other Corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         2.11 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be two. Each Director shall hold office until the next annual meeting of Stockholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Arizona or Stockholders of the Corporation.


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         3.3      REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as the annual meeting of Stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Arizona, for the holding of additional regular meetings without other notice than such resolution.

         3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Arizona, as the place for holding any special meeting of the Board of Directors called by them.

         3.5 NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or a telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting because the meeting is not lawfully called or convened. Neither the business to be transacted at1 nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.6      QUORUM. A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         3.7 MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.8 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

         3.9 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in the office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by an election by the Board of Directors for a term of: office continuing only until the next election of Directors by the Stockholders.

         3.10 COMPENSATION. By resolution of the board of Directors each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


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         3.11     PRESUMPTION OF ASSENT. A Director of the Corporation who is
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

         4.1 NUMBER. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more Offices may be held by the same person, except the Offices of President and Secretary.

         4.2 ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         4.3 REMOVAL. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall not be without prejudice to the contract rights, it any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

         4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         4.5 PRESIDENT. The President shall be the Principal Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other Officer or agent of the corporation, or shall be required by laws to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.


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         4.6      THE VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice-President may sign, with the Secretary of Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to- time may be assigned to him by the President or by the Board of Directors.

         4.7 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the Stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         4.8 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and
(c) in general perform all of the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary of the Treasurer, respectively, or by the President or the Board of Directors.

         4.10 SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


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                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.1 CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of or and behalf of the Corporation, and such authority may be general or confined to specific instances.

         5.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         5.3 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         5.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                  CERTIFICATION FOR SHARES AND THEIR TRANSFER


         6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         6.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


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                                  ARTICLE VII

                                  FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                                  ARTICLE VIII

         The board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions. of the Arizona Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X

                                   AMENDMENTS

         These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors or by the Stockholders at any regular or special meeting.


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                                FIRST MEETING OF
                           THE BOARD OF DIRECTORS OF

                           BIGGS MANUFACTURING, INC.

         The first meeting of the Board of Directors of Biggs Manufacturing, Inc. was held at 2605 w. First Street, Tempe, AZ on the 10th day of January, 1994 at 2:00 p.m.

         Present at the meeting were Gary L. Biggs and Joan Gretchen Biggs being all of the Directors.

         Presented to the Board for approval was the Articles of Incorporation as filed with the Arizona Corporation Commission. On motion duly made and seconded, the following resolution passed (by a unanimous vote):

         RESOLVED, that the Articles of Incorporation as filed with the Arizona Corporation Commission be and hereby are approved and accepted; and it is

         FURTHER RESOLVED, that said Articles be published in a paper of general circulation in the County of Maricopa as. is prescribed by law.

         The next item of business was the ratification of all acts of the incorporators in forming the corporation and acceptance ~f all liabilities for said acts. On motion duly made and seconded, the following resolution passed by unanimous vote:

         RESOLVED, that all acts of the incorporators in forming the corporation be and hereby are ratified and all liabilities created by them on behalf of the Corporation hereby accepted by the Corporation; and it is

         FURTHER RESOLVED, that the incorporators, Gary L. Biggs and Robert A. Cassalia be and hereby are indemnified from any and all liability resulting from their acting as incorporators of this Corporation.

         The next order of business was consideration of the By-laws of Biggs Manufacturing, Inc. The Board was presented with proposed By-laws of the Corporation. Upon review and after due consideration, the following resolution passed by unanimous vote:

         RESOLVED, that the By-laws as presented to the Board by and hereby are approved as the By-laws of the Corporation, and the Secretary is hereby directed to enter same in the corporate record book.

         The next order of business was the subscription for shares by Gary L. Biggs and Joan Gretchen Biggs to purchase 100 shares of stock in the Corporation for $1,000.00.

         Upon motion duly made and seconded, and after due consideration, the following resolution passed by unanimous vote:


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         RESOLVED, that the share subscription by Gary L. Biggs and Joan
         Gretchen Biggs be and hereby is accepted by the Corporation; and it is

         FURTHER RESOLVED, that the Secretary of the Corporation be and hereby is authorized and directed to issue 100 shares to Gary L. Biggs and Joan Gretchen Biggs, or their nominee, on receipt of $1,000.00 as full payment.

         The next order of business was the election of officers of the Corporation. The following persons were nominated to the positions set forth next to their names:

         Gary L. Biggs                              President
         Joan Gretchen Biggs                        Secretary/Treasurer

         On motion duly made and seconded, the following resolution passed by unanimous vote:

         RESOLVED, that Gary L. Biggs be and hereby is elected to serve as President of the Corporation and Joan Gretchen Biggs be and hereby is elected to serve as Secretary/Treasurer of the Corporation.

         There being no further business to come before the Board, on motion duly made and seconded the meeting was adjourned.


                                          /S/ Joan Gretchen Biggs
                                          ---------------------------------
                                          Joan Gretchen Biggs, Secretary